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                                                                     Exhibit 4.B


                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                   ZILA, INC.


      Zila, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Thirty Thousand (30,000) shares of Series A Redeemable Convertible Preferred Stock of the Company, as follows:
      RESOLVED, that the Company is authorized to issue 30,000 shares of Series A Redeemable Convertible Preferred Stock (the "PREFERRED SHARES"), par value $.001 per share, which shall have the following powers, designations, preferences and other special rights:

      (1)   Dividends.  The Preferred Shares shall not bear any dividends.
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      (2) Holder's Conversion of Preferred Shares. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

            (a) Conversion Right. Subject to the provisions of Sections 2(i) and 2(l) below, at any time or times on or after the date of the initial issuance of any of the Preferred Shares (the "ISSUANCE DATE"), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(i) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

            (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a) and 2(i) shall be determined according to the following formula (the "CONVERSION RATE"):

                       1,000          + Repricing Shares (if applicable)
                  Conversion Price

            (c) Repricing. The number of Repricing Shares to be included in the Conversion Rate is as follows:


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                  (i) First Repricing Period. If the First Repricing Price is
less than 116% of the Conversion Price, and if a holder gives notice to the Company as provided in paragraph (vii) below of the number of its Preferred Shares (subject to the limitation in Section 2(l)) it elects to convert subject to the First Repricing Event, then the number of Repricing Shares per converted Preferred Share for the First Repricing Period shall be as determined according to the following formula (the "FIRST REPRICING FORMULA"):

      [(1.16 x Conversion Price) - First Repricing Price] x    1,000
                        First Repricing Price               Conversion Price

                  (ii) Second Repricing Period. If the Second Repricing Price is less than 117.5% of the Conversion Price, and if a holder gives notice to the Company as provided in paragraph (vii) below of the number of its Preferred Shares (subject to the limitation in Section 2(l)) it elects to convert subject to the Second Repricing Event, then the number of Repricing Shares per converted Preferred Share for the Second Repricing Period shall be as determined according to the following formula (the "SECOND REPRICING FORMULA"):

      [(1.175 x Conversion Price) - Second Repricing Price] x   1,000
                        Second Repricing Price                Conversion Price

                  (iii) Third Repricing Period. If the Third Repricing Price is less than 119% of the Conversion Price, and if a holder gives notice to the Company as provided in paragraph (vii) below of the number of its Preferred Shares (subject to the limitation in Section 2(l)) it elects to convert subject to the Third Repricing Event, then the number of Repricing Shares per converted Preferred Share for the Third Repricing Period shall be as determined according to the following formula (the "THIRD REPRICING FORMULA"):

      [(1.19 x Conversion Price) - Third Repricing Price] x    1,000
                        Third Repricing Price              Conversion Price

                  (iv) Fourth Repricing Period. If the Fourth Repricing Price is less than 120.5% of the Conversion Price, and if a holder gives notice to the Company as provided in paragraph (vii) below of the number of its Preferred Shares (subject to the limitation in Section 2(l)) it elects to convert subject to the Fourth Repricing Event, then the number of Repricing Shares per converted Preferred Share for the Fourth Repricing Period shall be as determined according to the following formula (the "FOURTH REPRICING FORMULA"):



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      [(1.205 x Conversion Price) - Fourth Repricing Price] x    1,000
                        Fourth Repricing Price                Conversion Price

                  (v) Fifth Repricing Period. If the Fifth Repricing Price is less than 122% of the Conversion Price, and if a holder gives notice to the Company as provided in paragraph (vii) below of the number of its Preferred Shares (subject to the limitation in Section 2(l)) it elects to convert subject to the Fifth Repricing Event, then the number of Repricing Shares per converted Preferred Share for the Fifth Repricing Period shall be as determined by the following formula (the "FIFTH REPRICING FORMULA"):

      [(1.22 x Conversion Price) - Fifth Repricing Price] x    1,000
                        Fifth Repricing Price               Conversion Price

                  (vi) Optional Repricing Period. During the Optional Repricing Period, if the Optional Repricing Price is less than 122% of the Conversion Price, and if a holder gives the Company notice as provided in paragraph (vii) below, then the number of Repricing Shares per converted Preferred Share for such conversion shall be as determined by the following formula (the "OPTIONAL REPRICING FORMULA"):

      [(1.22 x Conversion Price) - Optional Repricing Price] x   1,000
                        Optional Repricing Price               Conversion Price

                  (vii) Notices. A holder may give the Company notice of its election to convert Preferred Shares subject to repricing at the principal corporate office of the Company during the period commencing on the first day of the applicable Initial Repricing Period and ending at midnight, New York time, on the fourth day of the Initial Repricing Period. During the Optional Repricing Period a holder may give such notice at any time. Such notices, together with all notices provided for in Section 2(c) or elsewhere in this Certificate of Designations, shall be given by facsimile transmission or courier delivery. Any such notice shall be deemed received (i) in the case of facsimile transmission, on the date and at the time indicated by the transmitting machine that the facsimile has been received, and (ii) in the case of courier delivery, on the date and at the time that (a) the delivery receipt is signed, (b) such delivery is refused or (c) the courier otherwise reports that it is unable to make such delivery.

                  (viii) Election to Pay Repricing Shares in Cash. The Company may, at its election, pay the holders cash in lieu of delivering the Repricing Shares upon a conversion subject to repricing in the manner described in this paragraph. If the Company elects to pay the holders cash in lieu of Repricing Shares as set forth below,



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such cash shall be paid simultaneously with the delivery to the holders of the certificates representing the Common Stock issuable upon conversion as provided in Section 2(a).

                        (A) First Five Repricing Periods. With respect to the Initial Repricing Periods, the Company may, on or prior to the Trading Day next preceding the commencement of the applicable Determination Period, give the Buyers a notice that it elects to pay for any Repricing Shares in cash in lieu of Common Stock in the event that any holder should convert subject to a Repricing Event during that Repricing Period. The cash payment in lieu of each Repricing Share shall be in an amount equal to the applicable Repricing Price. Unless otherwise agreed to by the Company and the applicable holder, if the Company fails to give such notice by the date specified above, payment with respect to the Repricing Shares shall be in Common Stock.

                        (B) Optional Repricing Period. With respect to the Optional Repricing Period, when and if any holder delivers to the Company a conversion notice, the Company may, by 5:00 p.m. Mountain Time of the Trading Day next following receipt of such notice, notify such holder in writing that it elects to pay for the Repricing Shares related to such conversion notice in cash in lieu of Common Stock. If the Company fails to deliver such notice to such holder, the Company shall deliver the Repricing Shares in Common Stock and not in cash. At the written request of a holder, the Company shall advise such holder in writing, by 5:00 p.m. Mountain Time of the Trading Day next following receipt of the holder's request, as to whether, during the next succeeding six-Trading Day period, if the holder were to convert Preferred Shares subject to repricing during said period, the Company would elect to pay for the Repricing Shares in cash in lieu of Common Stock. Failure of the Company to respond to the holder by 5:00 p.m. Mountain Time of the Trading Day next following receipt of the holder's request shall be deemed an election to pay for the Repricing Shares in Common Stock, and the Company shall be bound by such election during that six-Trading Day period. Unless otherwise agreed to by the Company and the applicable holder, if the Company makes a valid election to pay for Repricing Shares in cash in lieu of Common Stock during the Optional Repricing Period, the Company must deliver cash in lieu of Repricing Shares and the cash payment in lieu of each Repricing Share shall be an amount equal to the Closing Bid Price of the Repricing Share on the date of the conversion notice.

            (d)   Definitions:

            For purposes of this Certificate of Designations, the following terms shall have the following meanings:

            "APPLICABLE PRICE" is defined in Section 2(f)(i).



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            "APPLICABLE REPRICING PERIOD" is defined in Section 2(l).

            "APPROVED STOCK PLAN" is defined in Section 2(f)(i)(D)(I).

            "AVERAGE MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security for each Trading Date in such period.

            "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on The Nasdaq National Market, or, if The Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(h)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock, split or other similar transaction during such period).

            "COMMON STOCK" is defined in Section 2.

            "COMMON STOCK DEEMED OUTSTANDING" is defined in Section 2(f)(i)(D)(II).

            "COMPANY" is defined in the recital hereto.

            "CONVERSION DATE" is defined in Section 2(h)(i).

            "CONVERSION NOTICE" is defined in Section 2(h)(i).



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            "CONVERSION PRICE" means the Closing Bid Price of the Common Stock on the date immediately preceding the Issuance Date, subject to adjustment as provided herein.

            "CONVERSION RATE" is defined in Section 2(b).

            "CONVERSION RESTRICTION ELECTION NOTICE" is defined in Section
2(m).

            "CONVERSION RESTRICTION NOTICE" is defined in Section 2(m).

            "CONVERSION RESTRICTIONS" is defined in Section 2(m).

            "CONVERSION SHARES" means shares of Common Stock received upon a conversion of Preferred Shares, including, without limitation, Repricing Shares.

            "CONVERTIBLE SECURITIES" is defined in Section 2(f)(i)(A).

            "EXCHANGE CAP" is defined in Section 11.

            "FIFTH DETERMINATION PERIOD" means the period commencing four Trading Days prior to the Fifth Target Date and concluding five Trading Days after the Fifth Target Date.

            "FIFTH REPRICING EVENT" means the Fifth Repricing Price being less than 122% of the Conversion Price.

            "FIFTH REPRICING FORMULA" is defined in Section 2(c)(v).

            "FIFTH REPRICING PERIOD" means the period commencing 241 days following the Issuance Date and concluding 270 days following the Issuance Date.

            "FIFTH REPRICING PRICE" means the average Closing Bid Price of the Common Stock during the Fifth Determination Period.

            "FIFTH TARGET DATE" means the day 240 days following the Issuance Date or, if such day is not a Trading Day, the next succeeding Trading Day.

            "FIRST DETERMINATION PERIOD" means the period commencing four Trading Days prior to the First Target Date and concluding five Trading Days after the First Target Date.



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            "FIRST REPRICING EVENT" means the First Repricing Price being less than 116% of the Conversion Price.

            "FIRST REPRICING FORMULA" is defined in Section 2(c)(i).

            "FIRST REPRICING PERIOD" means the period commencing 120 days following the Issuance Date and concluding 150 days following the Issuance Date.

            "FIRST REPRICING PRICE" means the average Closing Bid Price of the Common Stock during the First Determination Period.

            "FIRST TARGET DATE" means the day 120 days following the Issuance Date or, if such day is not a Trading Day, the next succeeding Trading Day.

            "FOURTH DETERMINATION PERIOD" means the period commencing four Trading Days prior to the Fourth Target Date and concluding five Trading Days after the Fourth Target Date.

            "FOURTH REPRICING EVENT" means the Fourth Repricing Price being less than 120.5% of the Conversion Price.

            "FOURTH REPRICING FORMULA" is defined in Section 2(c)(iv).

            "FOURTH REPRICING PERIOD" means the period commencing 211 days following the Issuance Date and concluding 240 days following the Issuance Date.

            "FOURTH REPRICING PRICE" means the average Closing Bid Price of the Common Stock during the Fourth Determination Period.

            "FOURTH TARGET DATE" means the day 210 days following the Issuance Date or, if such day is not a Trading Day, the next succeeding Trading Day.

            "INABILITY TO FULLY CONVERT NOTICE" is defined in Section 4(b).

            "INITIAL REPRICING LIMITATION" is defined in Section 2(l).

            "INITIAL REPRICING PERIOD" means the First Repricing Period, the Second Repricing Period, the Third Repricing Period, the Fourth Repricing Period or the Fifth Repricing Period, as applicable.



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            "ISSUANCE DATE" is defined in Section 2(a).

            "LIQUIDATION VALUE" means (i) prior to and during the First Repricing Period, $1,160; (ii) during the Second Repricing Period, $1,175; (iii) during the Third Repricing Period, $1,190; (iv) during the Fourth Repricing Period, $1,205; and (v) during the Fifth Repricing Period and the Optional Repricing Period, $1,220.

            "MAJOR TRANSACTION" is defined in Section 3(c).

            "MAJOR TRANSACTION REDEMPTION PRICE" is defined in Section 3(a).

            "MANDATORY CONVERSION DATE" is defined in Section 2(i).

            "MANDATORY REDEMPTION" is defined in Section 4(a)(i).

            "MANDATORY REDEMPTION PRICE" is defined in Section 4(a)(i).

            "MARKET PRICE" means the average Closing Bid Price of the Common Stock for the five Trading Days immediately preceding the date of determination.

            "MATERIAL ADVERSE CHANGE" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, including, without limitation, an event constituting a Major Transaction (as defined in the Securities Purchase Agreement) or a Triggering Event shall have occurred, or a breach by the Company of any of its obligations under the Transaction Documents (as defined in the Purchase Agreement).

            "NOTICE IN RESPONSE TO INABILITY TO CONVERT" is defined in
Section 4(b).

            "NOTICE OF MAJOR TRANSACTION" is defined in Section 3(e).

            "NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION" is defined in Section 3(e).

            "NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT" is defined in Section 3(f).



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            "NOTICE OF TRIGGERING EVENT" is defined in Section 3(f).

            "OPTIONAL 5 DAY PERIOD" means the five Trading Days immediately preceding notice from a holder to the Company of repricing during the Optional Repricing Period.

            "OPTIONAL REPRICING FORMULA" is defined in Section 2(c)(vi).

            "OPTIONAL REPRICING LIMITATION" is defined in Section 2(l).

            "OPTIONAL REPRICING PERIOD" means the period commencing 271 days following the Issuance Date.

            "OPTIONAL REPRICING PRICE" means the average Closing Bid Price of the Common Stock during the Optional 5 Day Period.

            "OPTIONS" is defined in Section 2(f)(i)(A).

            "ORGANIC CHANGE" is defined in Section 2(f)(iii).

            "OTHER SECURITIES" means (i) those warrants of the Company issued prior to, and outstanding on, the date of issuance of the Warrants (as defined in the Securities Purchase Agreement), (ii) the Preferred Shares, and (iii) additional shares of Common Stock issued pursuant to that certain Private Equity Line of Credit Agreement dated as of April 30, 1997, between Deere Park Capital Management and the Company.

            "PARI PASSU SHARES" is defined in Section 8.

            "PERSON" is defined in Section 2(f)(iii).

            "PREFERRED FUNDS" is defined in Section 8.

            "PREFERRED SHARES" is defined in the resolution clause hereto.

            "PREFERRED STOCK CERTIFICATES" is defined in Section 2(h)(i).

            "PURCHASE RIGHTS" is defined in Section 2(g).

            "REDEMPTION PRICE" is defined in Section 3(b).




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            "REGISTRATION STATEMENT" is defined in Section 2(e).

            "REGISTRATION RIGHTS AGREEMENT" is defined in Section 2(e).

            "REPRICING EVENT" means a First Repricing Event, a Second Repricing Event, a Third Repricing Event, a Fourth Repricing Event, a Fifth Repricing Event or a repricing during the Optional Repricing Period.

            "REPRICING FORMULA" means the First Repricing Formula, the Second Repricing Formula, the Third Repricing Formula, the Fourth Repricing Formula, the Fifth Repricing Formula or the Optional Repricing Formula, as applicable.

            "REPRICING PRICE" means the First Repricing Price, the Second Repricing Price, the Third Repricing Price, the Fourth Repricing Price or the Fifth Repricing Price, as applicable.

            "REPRICING SHARES" means the number of shares of Common Stock determined pursuant to the First Repricing Formula, the Second Repricing Formula, the Third Repricing Formula, the Fourth Repricing Formula, the Fifth Repricing Formula or the Optional Repricing Formula, as applicable.

            "SCHEDULED EFFECTIVE DATE" is defined in Section 2(e).

            "SCHEDULED FILING DATE" is defined in Section 2(e).

            "SEC" is defined in Section 2(e).

            "SECOND DETERMINATION PERIOD" means the period commencing four Trading Days prior to the Second Target Date and concluding five Trading Days after the Second Target Date.

            "SECOND REPRICING EVENT" means the Second Repricing Price being less than 117.5% of the Conversion Price.

            "SECOND REPRICING FORMULA" is defined in Section 2(c)(ii).

            "SECOND REPRICING PERIOD" means the period commencing 151 days following the Issuance Date and concluding 180 days following the Issuance Date.



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            "SECOND REPRICING PRICE" means the average Closing Bid Price of the Common Stock during the Second Determination Period.

            "SECOND TARGET DATE" means the day 150 days following the Issuance Date or, if such day is not a Trading Day, the next succeeding Trading Day.

            "SECURITIES PURCHASE AGREEMENT" is defined in Section 2(h)(v).

            "THIRD DETERMINATION PERIOD" means the period commencing four Trading Days prior to the Third Target Date and concluding five Trading Days after the Third Target Date.

            "THIRD REPRICING EVENT" means the Third Repricing Price being less than 119% of the Conversion Price.

            "THIRD REPRICING FORMULA" is defined in Section 2(c)(iii).

            "THIRD REPRICING PERIOD" means the period commencing 181 days following the Issuance Date and concluding 210 days following the Issuance Date.

            "THIRD REPRICING PRICE" means the average Closing Bid Price of the Common Stock during the Third Determination Period.

            "THIRD TARGET DATE" means the day 180 days following the Issuance Date or, if such day is not a Trading Day, the next succeeding Trading Day.

            "TRADING DAY" means any day during which the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, is open for business.

            "TRANSFER AGENT" is defined in Section 2(h)(i).

            "TRIGGERING EVENT" is defined in Section 3(d).

            "TRIGGERING EVENT REDEMPTION PRICE" is defined in Section 3(b).

            "VALUATION EVENT" is defined in Section 2(f)(i)(E)(I).

            "VOID OPTIONAL REDEMPTION NOTICE" is defined in Section 3(g).



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            "VOID OPTIONAL REDEMPTION OPTION" is defined in Section 3(g).

            (e) Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If the registration statement (the "REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion or exercise of the Preferred Shares and the Warrants (as defined in the Securities Purchase Agreement), respectively, and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the Buyers referred to therein (the "REGISTRATION RIGHTS AGREEMENT") is not
(i) filed within 90 days of the first Issuance Date of any Preferred Shares (the "SCHEDULED FILING DATE"), (ii) declared effective by the United States Securities and Exchange Commission (the "SEC") on or before 120 days after the first Issuance Date for any Preferred Shares (the "SCHEDULED EFFECTIVE DATE"), or (iii) if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Buyers a 2% per month penalty, in the manner described in Section 2(c) of the Registration Rights Agreement, which is incorporated herein by this reference.

            (f) Adjustment to Conversion Price -- Dilution and Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

                  (i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan or Other Securities) for a consideration per share less than the Average Market Price of the Common Stock for the ten (10) consecutive Trading Days immediately preceding the date of such issuance or sale (the "APPLICABLE PRICE"), then immediately after such issue or sale, the Conversion Price shall be reduced to an amount equal to the product of
(x) the Conversion Price in effect immediately prior to such issue or sale and
(y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common




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Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Conversion Price under this
Section 2(d)(i), the following shall be applicable:

                        (A) Issuance of Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(f)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                        (B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(f)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                        (C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                        (D) Certain Definitions. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following terms have meanings set forth below:

                              (I)   "APPROVED STOCK PLAN" shall mean any
      employee benefit plan of the Company providing for the grant or exercise of any stock or options of the Company, now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose.

                              (II) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

                        (E) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

                              (I)   Calculation of Consideration Received.
      If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Average Market Price of such securities for the twenty
      (20) consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

                              (II)  Integrated Transactions.  In case any
      Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                              (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                              (IV)  Record Date.  If the Company takes a
      record of the holders of Common Stock for the purpose of entitling them
      (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (iii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock (including, without limitation, Repricing Shares) which would have been issuable upon conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions), and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of Preferred Shares) shall, if relevant, thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(f) and
Section 2(g) below will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (iv) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

                  (v)   Notices.

                        (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof by facsimile and courier to each holder of Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (B) The Company will give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                        (C) The Company will also give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

            (g) Purchase Rights. In addition to any adjustments of the Conversion Price pursuant to Section 2(f) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (h) Mechanics of Conversion. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4 below:

                  (i) Holder's Delivery Requirements. To convert Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Mountain Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION

      NOTICE"), to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                  (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder, which confirmation shall state whether such notice is fully completed and, if incomplete, shall specify the reason for the deficiency. If the confirmation of the Company does not state that the Conversion Notice is incomplete, then the Conversion Notice shall be deemed to be fully completed. If the confirmation of the Company does state that the Conversion Notice is incomplete, the holder shall have one (1) Trading Day to correct the Conversion Notice and still retain the original Conversion Date for pricing purposes. If such holder fails to correct the Conversion Notice within one (1) Trading Day of receiving a Company confirmation identifying an incomplete Conversion Notice, such holder may refile its Conversion Notice under Section 2(h)(i) above. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. Mountain Time, (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or
      (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                  (iii) Dispute Resolution. In the case of a dispute as to the determination of the Repricing Shares or the arithmetic calculation of the

      Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Repricing Shares or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Repricing Shares to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Any holder may, at its option, prior to submitting a conversion notice with respect to any of its Preferred Shares, request a written confirmation from the Company that such holder's calculation of the number of Repricing Shares and arithmetic calculation of the Conversion Rate is correct. If the Company disputes the holder's calculation, then the Company and the holder shall follow the dispute resolution procedures set forth above. If the Company agrees with the holders' calculation, then the Company shall deliver a written notice of such concurrence to the holder within 24 hours of its receipt of the holder's request.

                  (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (v) Company's Failure to Timely Convert. If within three (3) business days of the Company's or the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and the originally executed, fully completed Conversion Notice the Company shall fail to issue a certificate to a holder or credit the holder's balance account with The Depository Trust Company for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(h)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement between the Company and the initial holders of the Preferred Shares (the "SECURITIES PURCHASE AGREEMENT") (including indemnification pursuant to
      Section 8 thereof), the Company shall pay additional damages to such holder on each date after such third (3rd) business day that such conversion is not timely effected in an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(h)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2(h)(ii), the greatest number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate (without regard to any limitations on conversion set forth herein, including, without limitation, the Exchange Cap and the limitations contained in Sections 2(a) and 2(l) hereof) on any day during the period from the time the holder delivered its conversion notice to the Company to the time the Company properly delivers such Preferred Stock Certificate to the holder, and (B) the highest Closing Bid Price of the Common Stock from the time the holder delivered its conversion notice to the Company to the time the Company properly delivers such shares of Common Stock or such Preferred Stock Certificate, as applicable, to the holder. Such additional damages shall continue until the Company converts the Preferred Shares or redeems the Preferred Shares pursuant to Section 3.

            (i) Mandatory Conversion. If any Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Preferred Shares shall be converted as of such date in accordance with Section 2(b) with Repricing Shares calculated at the Optional Repricing Formula as if the holders of such Preferred Shares had given the Conversion Notice on the Mandatory Conversion Date. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent and on the Mandatory Conversion Date all Preferred Shares, whether or not the Preferred Stock Certificates therefor are surrendered, shall be cancelled and deemed null and void provided that the Company has complied with its obligations under this Section 2(i). "MANDATORY CONVERSION DATE" means the date which is three years after the applicable Issuance Date. The limitations in the proviso to Section 2(a) and in Section 2(l) shall not apply to any conversion on a Mandatory Conversion Date.

            (j) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

            (k) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Preferred Shares.

            (l)   Conversion and Selling Restrictions.

                  (I) Without the prior consent of the Company, a holder of Preferred Shares shall not be entitled to convert, (x) during any one of the Initial Repricing Periods, an aggregate number of Preferred Shares in excess of 20% of the number of such holder's originally purchased Preferred Shares (the "INITIAL REPRICING LIMITATION") or (y) during any calendar month in the Optional Repricing Period, an aggregate number of Preferred Shares in excess of 33% of the number of such holder's originally purchased Preferred Shares (the "OPTIONAL REPRICING LIMITATION"); provided, however, that the foregoing restriction shall not apply:

                        (A)   with respect to a conversion pursuant to
      Section 2(i);

                        (B) if there shall have occurred a Material Adverse Change; or

                        (C) to any conversion made on a date on which the Market
            Price is equal to or greater than 120% of the Conversion Price; provided that the exception in this paragraph (C) shall apply only to Preferred Shares that could have been converted in a prior Repricing Period but were not.

                  (II) Without the prior consent of the Company, during any one of the Initial Repricing Periods (such period being referred to as the "APPLICABLE REPRICING PERIOD"), a holder of Preferred Shares shall not be entitled to sell Conversion Shares in excess of the greater of:

                        (A) the highest number of Conversion Shares received in any prior Repricing Period; or

                        (B) the maximum number of Conversion Shares that such
            holder could receive in the Applicable Repricing Period;

      provided, however, that the restrictions contained in this paragraph (II) shall not apply to any sale made on a date on which the Market Price is equal to or greater than 120% of the Conversion Price.

            (m) Adjustment of Conversion Restrictions upon Issuance of Convertible Securities. If within six months following the Issuance Date, the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock and are subject to restrictions on the amount of shares that can be converted (the restriction on conversions being herein referred to as, the "CONVERSION RESTRICTIONS") and such Conversion Restriction is not formulated with using the same time periods and percentages used in
Section 2(l), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("CONVERSION RESTRICTION NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing all of the Preferred Shares then outstanding which remain subject to the restrictions in Section 2(l) provide written notice via facsimile and overnight courier (the "CONVERSION RESTRICTION ELECTION NOTICE") to the Company within five (5) business days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(l) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, then Section 2(l) shall automatically be deemed to be amended so as to incorporate the provisions set forth in the Conversion Restriction Notice.

      (3)   Redemption at Option of Holders.

            (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or following the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) the Liquidation Value and (ii) the product of (A) the Conversion Rate (including the Repricing Shares applicable to that Repricing Period) at such time and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m., Mountain Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed ("MAJOR TRANSACTION REDEMPTION PRICE"), plus all accrued penalties hereunder.

            (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) the Liquidation Value and (ii) the product of (A) the Conversion Rate (including the Repricing Shares applicable to that Repricing Period) at such time and (B) the Closing Bid Price calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("TRIGGERING EVENT REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE," the "REDEMPTION PRICE"), plus all accrued penalties hereunder.

            (c) "Major Transaction". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                  (ii) the sale or transfer of all or substantially all of the Company's assets; or

                  (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 25% of the outstanding shares of Common Stock.

            (d) "Triggering Event". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                  (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 180 days after the Initial Issuance Date;

                  (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Shares;

                  (iii) the failure of the Common Stock to be listed on the Nasdaq National Market, The Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of seven consecutive days (provided that such failure shall not constitute a Triggering Event if the Company delists the Common Stock at the election of the holders of Preferred Shares pursuant to Section 3(g) below);

                  (iv) the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below; or

                  (v) the continuance of the Company's failure to timely convert Preferred Shares into Common Stock as described in Section 2(h)(v), for a period of 10 consecutive days.

            (e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No later than 20 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after the public announcement of such Major Transaction, any holder of Preferred Shares then outstanding may require the Company to redeem all of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares subject to such redemption and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a) above.

            (f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all of the holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares subject to such redemption and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b) above.

            (g) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from any holder of Preferred Shares then outstanding, the Company shall immediately notify each holder by facsimile of the Company's receipt of such notices of redemption, so as to enable the other holders, if they so desire, to submit their own Notice(s) of Redemption at Option of Buyer Upon Major Transaction or Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as applicable. If any other holders submit such notice(s) within two Trading Days of their receipt of the Company's notice described in the preceding sentence, the Company shall redeem those holders' Preferred Shares at the same time and on the same terms as the originally notifying holder. All such holders who have submitted the applicable Notice of Redemption shall thereafter promptly send their Preferred Stock Certificates to be redeemed to the Company or its Transfer Agent. The Company shall deliver the applicable Redemption Price (including accrued penalties) to such holder within five days after the Company's receipt of the requisite notices required to effect a redemption; provided, however, that the Major Transaction Redemption Price must be delivered to such holder prior to, or simultaneously with, the occurrence of a Major Transaction; provided further that a holder's Preferred Stock Certificates shall have been so delivered to the Company or its Transfer Agent; provided further that if the Company is unable to redeem all of the Preferred Shares, the Company shall redeem an amount from such holder of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. The Company hereby covenants and agrees that a Major Transaction shall not be consummated until the Company redeems all of the Preferred Shares submitted for redemption pursuant to a Major Transaction. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption pursuant to a Triggering Event (other than pursuant to a dispute as to the arithmetic calculation of the Triggering Event Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, the Triggering Event Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Commencing five (5) Trading Days after the Company has failed to pay any unpaid applicable Redemption Price in full to each holder as required by this Section, any holder of Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price has not been paid, shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the

Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid,
(ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. The Company shall also deliver to each holder all accrued penalties hereunder. In addition, if a redemption voided pursuant to this Section 3(g) was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 11), and if so directed by the holders of all Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to this Section 3 with respect to which the applicable Redemption Price has not been paid, the Company shall immediately delist the Common Stock from such exchange and have the Common Stock, at such holders' option, listed on The Nasdaq SmallCap Market or traded on the electronic bulletin board or the "pink sheets." Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(h)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate." Payments provided for in this
Section 3 shall have priority over payments to other stockholders in connection with a Major Transaction.

      (4)   Inability to Fully Convert.

            (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice or upon the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(h) above and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                  (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Triggering Event Redemption Price as of such Conversion Date, including accrued penalties (for this purpose treating the date on which (x), (y) or (z) in Section 4(a) above occurs as the date of a Triggering Event);

                  (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(h) above;

                  (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (subject to the same adjustment to the Conversion Price as applies under the Void Optional Redemption Option in
Section 3(g)); or

                  (iv) if the Company's inability to fully convert Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(y) above, require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(h) above at a Conversion Price equal to the average Closing Bid

Price of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below).

            (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder must within fifteen (15) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT") of its election pursuant to Section 4(a) above.

            (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 4(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within five (5) days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Preferred Shares (subject to the same adjustment to the Conversion Price as applies under the Void Optional Redemption Option in Section 3(g)). Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such five (5) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 2(h)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate."

            (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Preferred Shares on the same day and the Company can convert and redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred

Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

      (5) Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

      (6) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The number of shares so reserved shall be allocated among the holders pro rata based on the number of Preferred Shares purchased by such holder pursuant to the Securities Purchase Agreement compared to the original total number of Preferred Shares purchased by all holders pursuant to the Securities Purchase Agreement. Any increase in the number of shares so reserved shall be allocated among the holders pro rata based on the outstanding number of a holder's Preferred Shares at the time of such increase compared to the outstanding number of all Preferred Shares at the time of such increase.

      (7) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

      (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Liquidation Value; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred

Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

      (9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of all of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of all of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

      (10) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of all of the then outstanding Preferred Shares.

      (11) Limitation on Number of Conversion Shares. The Company shall not be obligated to issue, in the aggregate, more than 19.99% of outstanding shares of Common Stock (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock) (the "EXCHANGE CAP") upon conversion of the Preferred Shares, if issuance of a larger number of shares of Common Stock would constitute a breach of the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. or any other principal securities exchange or market upon which the Common Stock is or becomes traded. The Exchange Cap shall be allocated among the holders pro rata based on the number of Preferred Shares purchased by such holder pursuant to the Securities Purchase Agreement compared to the original total number of Preferred Shares purchased by all holders pursuant to the Securities Purchase Agreement. Any increase in the Exchange Cap shall be allocated among the holders pro rata based on the outstanding number of a holder's Preferred Shares at the time of such increase compared to the outstanding number of all Preferred Shares at the time of such increase.

      (12) Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of all of the then outstanding Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

      (13) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Joseph Hines, its President, as of the 17th day of October, 1997.

                                   ZILA, INC.


                                    By: /s/ Joseph Hines
                                       -----------------------
                                    Name: Joseph Hines
                                    Its:  President

                                    EXHIBIT I

                                   ZILA, INC.

                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series C Redeemable Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Redeemable Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES"), of Zila, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

      Date of Conversion:
                         ----------------------------------------------------
      Number of Preferred Shares to be converted:
                                                 ----------------------------
      Stock certificate no(s). of Preferred Shares to be converted:
                                                                   ----------
Please confirm the following information:

      Conversion Price:
                        -----------------------------------------------------
      Applicable Repricing Price:
                                 --------------------------------------------
      Number of Repricing Shares:
                                  -------------------------------------------
      Total number of shares of Common Stock to be issued:
                                                          -------------------
Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:
               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------

      Facsimile Number:
                        ------------------------------------------
      Authorization:
                     ---------------------------------------------
                              By:
                                  --------------------------------
                              Title:

                                     -----------------------------
      Dated:
                                     -----------------------------
      Account Number:
        (if electronic book entry transfer):

                                             ---------------------

      Transaction Code Number
      (if electronic book entry transfer):
                                           -----------------------------------